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                                                                    Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Red Lion Hotels Corporation
Spokane, Washington

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2006, except for Note 8, which is as of March 27, 2006, relating to the consolidated financial statements and schedules of Red Lion Hotels Corporation appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Spokane, Washington
April 13, 2006